EXHIBIT 4.3

                     [Letterhead of Barneys New York, Inc.]


                                   May 2,2000


American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
Attn:  Mr. Carlos Pinto

Gentlemen:

                     Reference is made to that certain Warrant Agreement by and between Barneys New York, Inc. and American Stock Transfer & Trust Company dated as of January 28, 1999 (the "Warrant Agreement"). Pursuant to Section 17.6 of the Warrant Agreement, Section 3.1 of the Warrant Agreement is hereby amended to change the Exercise Period by deleting the words "May 15, 2000" and inserting therefor the words "May 30, 2000."

                     Please confirm your acceptance of the foregoing amendment by countersigning and returning a copy of this letter to the undersigned.



                                    Very truly yours,

                                    BARNEYS NEW YORK, INC.

                                    By:  /s/ Steven M. Feldman
                                         -------------------------
                                         Name: Steven M. Feldman
                                         Title: Executive Vice President and
                                                Chief Financial Officer


ACCEPTED AND AGREED:

AMERICAN STOCK TRANSFER
& TRUST COMPANY

By: /s/ Herbert J. Lemmer
    -------------------------
    Name: Herbert J. Lemmer
    Title: Vice President